SECURITIES  AND  EXCHANGE  COMMISSION

                             Washington,  D.C.  20549


                                    FORM  8-K

                                 CURRENT  REPORT

    Pursuant  to  Section  13  or  15(d)  of the Securities Exchange Act of 1934


                                January  31,  2002
                                ---------------
                                 Date  of  Report
                        (Date  of  Earliest  Event  Reported)


                              OPTIONS TALENT GROUP
                           ---------------------------
             (Exact  Name  of  Registrant  as  Specified  in  its  Charter)

         NEVADA                      0-22382                 56-1051491
      ---------------              -----------            --------------
      (State  or  other              (Commission             (IRS  Employer
      jurisdiction  of              File  Number)          Identification  No.)
      incorporation)

        1801 CENTURY PARK EAST, 23RD FLOOR, LOS ANGELES, CALIFORNIA 90067 (Address of principal executive offices)


                                (310)  772-0017
                         (Registrant's  telephone  number)

ITEM  2.   ACQUISITION  OR  DISPOSITION  OF  ASSETS


     As reported in releases dated January 4, 2002 and February 6, 2002, Options Talent Group, formerly known as Sector Communications, Inc., had signed a letter of intent to acquire or merge with eModel, Inc., and subsequently Management finalized the transaction.

     On January 31, 2002, Options Talent Group, formerly known as Sector Communications., a Nevada corporation ("Options"), Sector Communications Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of Options ("Sub"), and eModel, Inc., a Delaware corporation ("eModel"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the acquisition of eModel by Options through the merger (the "Merger") of eModel into Sub. On January 31, 2002, the respective Boards of Directors of Options and eModel approved and adopted the Merger and the Merger Agreement. On January 31, 2002, the holders of a majority of the issued and outstanding shares of common stock, $.01 par value, of eModel agreed to approve and adopt the Merger Agreement. On January 31,2002, the holders of a majority of the issued and outstanding shares of common stock, $.001 par value, of Options and the holders of a majority of the shares of Options Common Stock not issued by Options to eModel or any of its affiliates voting voted to approve the Merger. The Merger was consummated and became effective as of the close of business on January 31, 2002, when Articles of Merger of eModel with and into Sub were filed with the Department of State of the State of Delaware. As a result of the Merger, eModel became a wholly owned subsidiary of Options.

          Upon consummation of the Merger, each share of eModel Common Stock was converted into the right to receive a combination of shares of Options Common Stock and Options Series C Convertible Preferred Stock (par value $0.001 per share). In connection with the foregoing, the Registrant intends to issue immediately after the effective time of the Merger an aggregate of approximately 25,000,000 shares of Options Common Stock and 5,000,000 shares of Options Series C Convertible Preferred Stock.

For a more detailed description of the Merger, reference is made to Exhibit 2.1 (Agreement and Plan of Merger).

Prior to the Merger, eModel used its assets (including plant, equipment or other physical property) to develop and market services for individuals and business customers in the modeling and acting business. Options intends that eModel as a wholly owned subsidiary of the Registrant, will continue to use such assets for the same purpose. It is intended to change the name of eModel to Options Talent, Inc.


Subsequent to the Merger, it is Options intention that eModel will be operated by substantially all of the officers of eModel prior to the Merger. Paul Glover, Chief Financial Officer, Neil Mauskapf, Chief Technology Officer, and Thomas Weinard, Vice President, will continue in their respective positions. Mohamed Hadid has assumed the role of Chairman and Mark Tolner has assumed the role of President.

Item  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS


        (a)  Financial  statements  of  business  acquired.

Note:  To  be  filed  by  amendment.



     (b) Pro forma financial information.

Note:  To  be  filed  by  amendment.



        (c)  Exhibits

      No.       Description
      --        -----------
       2.1      Agreement  and  Plan  of  Merger
      99.1      Press  release  dated  January  4,  2002
      99.2      Press  release  dated  February  6,  2002.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           Sector Communications, Inc.


                                    By   /s/  Mohamed  Hadid
                                         ----------------------
                                Chairman and CEO


Date:  January  9,  2002